THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS – TO BE HELD ON AT 15550 LIGHTWAVE DRIVE, SUITE 300, CLEARWATER, FLORIDA 33760
CONTROL ID: «CONTROL_ID» REQUEST ID: «REQUEST_ID»

THE UNDERSIGNED, A STOCKHOLDER OF INUVO, INC., HEREBY REVOKING ANY PROXY HERETOFORE GIVEN, DOES HEREBY APPOINT WALLACE D. RUIZ PROXY, WITH POWER OF SUBSTITUTION, FOR AND IN THE NAME OF THE UNDERSIGNED, TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS OF INUVO, INC. TO BE HELD AT 15550 LIGHTWAVE DRIVE, SUITE 300, CLEARWATER, FLORIDA 33760 ON                      BEGINNING AT                     , OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AND THERE TO VOTE, AS DESIGNATED BELOW.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
VOTING INSTRUCTIONS If you vote by phone, fax or internet, please DO NOT mail your proxy card.
MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.	«NAME_1» «NAME_2» «NAME_3» «NAME_4» «ADDRESS_1» «ADDRESS_2» «ADDRESS_3»
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/
PHONE:	Call toll free 1-866-752-VOTE (8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF INUVO, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	FOR	AGAINST	ABSTAIN
TO APPROVE THE ISSUANCE OF INUVO, INC. COMMON STOCK IN THE MERGER:		☐	☐	☐	CONTROL ID: REQUEST ID:	«CONTROL_ID» «REQUEST_ID»
Proposal 2	→	FOR	AGAINST	ABSTAIN
TO ADOPT THE CERTIFICATE OF AMENDMENT TO INUVO, INC.’S AMENDED ARTICLES OF INCORPORATION.		☐	☐	☐
Proposal 3	→	FOR	AGAINST	ABSTAIN
TO ADOPT AN AMENDMENT TO THE INUVO, INC. 2010 EQUITY COMPENSATION PLAN AUTHORIZING AN ADDITIONAL 2,500,000 SHARES TO BE AVAILABLE FOR GRANT.		☐	☐	☐
Proposal 4	→	FOR	AGAINST	ABSTAIN

TO APPROVE ANY MOTION TO ADJOURN OR POSTPONE THE INUVO, INC. SPECIAL MEETING TO ANOTHER PLACE OR TIME, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE INUVO, INC. SPECIAL MEETING TO ADOPT ANY OF THE FOREGOING PROPOSALS.

		☐	☐	☐
Proposal 5
TO CONSIDER AND ACT UPON ANY SUCH OTHER BUSINESS AND MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
MARK HERE FOR
ADDRESS CHANGE ☐
New Address (if applicable):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.	IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4; and as the Board of Directors may recommend on such other business as may properly come before the special meeting.

(Print Name of Stockholder and/or Joint Tenant)
(Signature of Stockholder)
(Second Signature if held jointly)
Dated: , 201